[LETTERHEAD OF STAF*TEK]

PROMISSORY NOTE
TO
MRS. PHYLLIS L. BELL

$65,000.00	April 19, 2005

For value received, STAF*TEK SERVICES, INC., of Tulsa, Oklahoma, (herein referred to as ‘maker’) promises to pay to the order of PHYLLIS L. BELL, (herein referred to as ‘payee’) on or before April 25, 2005 the principal sum of Sixty Five Thousand and No/100 Dollars ($65,000.00), plus $525.00.

Payment of this note shall be as follows: One lump sum payment of $65,000.00 plus $525.00 interest.

Maker may prepay this note in whole or in part without penalty or surcharge at any time prior to the maturity date.

The maker hereby severally waives presentment for payment, notice of nonpayment, protest and notice to protest, and aggress that extensions of the time for payment may be granted without notice. In case of legal proceedings to collect this note, maker agrees to pay all court costs including reasonable attorneys’ fees to payee as prevailing parties in the suit.

IN WITNESS WHEREOF, this agreement is signed the 19th day of April, 2005.

/s/ Shelia Hobens	/s/ John H. Simmons
Shelia Hobens	John H. Simmons, President, C.E.O.
[notary stamp]	Staf*Tek Services, Inc.
4870 S. Lewis St., Ste. 250
Tulsa, Oklahoma 74105